U.S. SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549




                                   FORM 8-K
                               CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



                                 March 1, 1999
                                 Date of Report
                        (Date of earliest event reported)



                              TRIDENT MEDIA GROUP, INC.
                 (Exact Name of Registrant as specified in its Charter)


          Nevada                     2-98074-NY            11-2751536
(State or other jurisdiction        (Commission        (I.R.S. Employer
     of incorporation)              File Number)       Identification No.)


      6349 Palomar Oaks Court, Carlsbad, CA                 92009
    (Address of principal executive offices)              (Zip Code)

                                   (760) 438-9080
                   (Registrant's telephone number, including area code)



ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
         ---------------------------------------------

(a) 1.   On March 1, 1999, Trident Media Group, Inc. (the "Company) terminated its audit relationship with its former auditors, Pritchett, Siler & Hardy, P.C. ("PSH"), and on March 3, 1999, engaged Grant Thornton LLP as the Company's new independent accountants.

    2. PSH's report on the financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, and was not a qualified or modified as to audit scope or accounting principles.
Their report contained an explanatory paragraph discussing doubt as to the Company's ability to continue as a going concern due to the lack of on-going operations and losses,which resulted in a stockholders' deficit.
In January 1998, the Company completed a merger with Spector Entertainment Group, Inc. (reported on Form 8-K, dated January 6, 1998), an operating company.

    3. The audit committee of the Board of Directors approved the decision to change accountants.

    4. During the Company's two most recent fiscal years and any subsequent interim period preceding such termination, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

    5.   There were no reportable events of the type described in Item 304(a)
(1) (v) (a) through (d) of Regulations S-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
         ---------------------------------

(c)   Exhibits
      Item Ref
      CFR 229.601 (b)
                                                                   Exhibit
(16)  Exhibit                                                       Number
      Letter from Pritchett, Siler & Hardy, P.C. regarding           2.01
      statements in this Current Report.



                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          TRIDENT MEDIA GROUP, INC.



Dated:     March 3, 1999                  By: /s/ Edward M. Spector
                                              President and Director